Exhibit 99.1

Heritage Distilling Rebrands as IP Strategy, Announces Ticker Change to IPST and Reports Special Stockholder Meeting Results
●     Company rebrands as “IP Strategy” with focus on $IP token treasury strategy; new Nasdaq ticker symbol, IPST, to take effect on September 22, 2025.
●     Shareholders approved all of the proposals on the agenda related to the Company’s previously announced private placement financing transaction, strengthening capital structure and authorizing measures to support growth.
●     Recent $223.8 million financing was ratified, eliminating $19.3 million in debt and adding over 53.2 million $IP tokens (worth approximately $731 million based on the $13.72 closing price of $IP as of September 21, 2025, as reported by CoinMarketCap).
GIG HARBOR, Wash., September 22, 2025 -- Heritage Distilling Holding Company, Inc. (the “Company”) (Nasdaq: IPST) today announced that it will rebrand as “IP Strategy,” reflecting its evolution into a public-market vehicle centered on the accumulation of $IP tokens, the native cryptocurrency of the Story Network. In connection with the rebranding, the Company’s Nasdaq ticker symbol will change from “CASK” to “IPST,” and is expected to commence trading under the new symbol at the market open on September 22, 2025. This change underscores the Company’s shift toward leveraging the $IP token and the $80 trillion intellectual property economy driving the future of artificial intelligence. IP Strategy is the first Nasdaq-listed company to adopt a treasury reserve strategy centered on $IP tokens, and the name IP Strategy more directly highlights the mission of bridging public market investors to this massive emerging asset class.
At the Special Meeting of Stockholders held on September 18, 2025, IP Strategy’s stockholders approved all of the proposals on the agenda related to the Company’s previously announced private placement financing transaction, marking a crucial step in the Company’s evolution and reflecting broad confidence in IP Strategy’s vision and direction. Key measures approved include authorization for a potential reverse stock split (at a ratio between 1-for-5 and 1-for-20, which may now be implemented at the discretion of the Company’s Board of Directors in the future) and an increase in the authorized shares of common stock from 495 million to 995 million. These actions provide the Company with flexibility to maintain compliance with Nasdaq listing requirements and to pursue accretive organic growth initiatives, strategic partnerships, and opportunistic acquisitions. Stockholders also approved the issuance of securities in connection with the Company’s previously announced private placement financing and related proposals, reflecting strong support for management’s strategy.
Of the 15,401,989 outstanding shares eligible to vote, 10,138,167 shares of common stock, or approximately 65.8% of the total outstanding eligible shares, were voted in person or via proxy, indicating strong support for the transaction among the stockholder base. Of the shares voted, 78.5% voted to approve the private placement financing transaction, reflecting strong support for management’s strategy to move forward with the $IP focused treasury.
Seung Yoon “SY” Lee, CEO and Co-Founder of PIP Labs and Chairman of the IP Strategy Advisory Board (and original creator of the Story Network), commented on the transformation: “Wall Street is beginning to recognize that IP is the gold of the AI era. First came Bitcoin as digital money, then Ethereum as financial rails. Now, $IP is emerging as the blockchain primitive for AI-era intellectual property. IP Strategy serves as the first public market vehicle for equity investors to access this transformation. At this time, we believe the market is significantly undervaluing the assets and potential of IP Strategy, a gap we do not expect will persist. Simply put, we believe that IP Strategy’s valuation does not yet reflect the $IP tokens on its balance sheet or its immense growth opportunity, and we believe it should be trading at a premium to its underlying asset value.”
The recent $223.8 million private placement financing, supported by Story Foundation and other leading investors, including a16z crypto, Amber Group, Arrington Capital, dao5, Hashed, Mirana Ventures, Neoclassic Capital, Open World, Polychain Capital, Selini Capital, Stix, Syncracy Capital and others, was consummated on August 15, 2025. The issuance of common stock in the transaction was overwhelmingly approved by the Company’s stockholders at the September 18 Special Meeting, paving the way for full implementation of the Company’s $IP-focused treasury strategy. As detailed previously, this financing brought in $95.0 million in cash and $128.8 million in $IP tokens, and enabled IP Strategy to eliminate $19.3 million of debt and future liabilities. All senior secured debt was fully repaid, releasing the Company from encumbrances and reducing annual interest and other overhead expenses by over $2.0 million. IP Strategy now holds more than 53.2 million $IP tokens on its balance sheet (worth approximately $731 million based on the $13.72 closing price of $IP as of September 21, 2025, as reported by CoinMarketCap)1. These token reserves provide a substantial asset base for the Company and are expected to support future opportunities to participate in the Story Network, including potential yield-generating mechanisms. Management intends to share further details on these initiatives in the coming weeks.
With its balance sheet free of senior secured debt, substantial $IP treasury, and strong stockholder support, IP Strategy is uniquely positioned at the intersection of AI, blockchain, and intellectual property. As AI’s biggest bottleneck shifts from computation to access to rights-cleared data, IP Strategy offers investors a regulated, equity-based gateway to participate in the programmable IP infrastructure powering AI’s next wave of growth. Unlike companies betting on single AI applications or models, IP Strategy provides category-wide exposure to the entire ecosystem of tokenized data and IP rights management. By holding $IP – the native token of the Story network – as its primary reserve asset, the Company gives public market investors a one-stop opportunity to gain exposure to a broad portfolio of intellectual property use cases spanning media, entertainment, brands, and AI training data, without needing to manage crypto assets directly.
Looking ahead, the Company is taking additional steps to keep investors informed on its digital asset treasury strategy. IP Strategy has launched a new website, www.ipstrategy.co, which features a real-time Treasury Dashboard page aimed at helping investors recognize the market value of $IP token held in the company’s digital asset treasury. Investors will be able to clearly track the Company’s share price and market capitalization alongside the number of $IP tokens held in treasury, the current $IP token price, and total $IP token treasury.
About IP Strategy
IP Strategy is the first Nasdaq-listed company to hold $IP tokens as a primary reserve asset, thereby offering public market investors broad exposure to the $80 trillion programmable intellectual property economy in a regulated equity format. The Company’s treasury reserve of $IP tokens provides direct participation in the Story blockchain ecosystem, which enables on-chain registration, licensing, and monetization of intellectual property. More information can be found at www.ipstrategy.co.
In addition to its new treasury focus, IP Strategy continues to operate its award-winning craft spirits business, Heritage Distilling, which has been recognized as the most awarded craft distillery by the American Distilling Institute for ten consecutive years. More information can be found at heritagedistilling.com.
Heritage Distilling Holding Company, Inc. is the registered corporate name of IP Strategy.
1 Source: CoinMarketCap “Story (IP) Price — Live Price & Market Cap” snapshot coinmarketcap.com.

About Story
Story is the AI-native blockchain network powering the $IP token and is dedicated to making intellectual property programmable, traceable, and monetizable in real time. Backed by $136 million from top-tier investors including a16z crypto, Polychain Capital, and Samsung Ventures. Story launched its mainnet in February 2025, and has rapidly become a leading infrastructure for tokenized intellectual property. Story’s protocol allows creators, developers, enterprises, and AI labs to turn media, data, and AI-generated content into legally enforceable digital assets with embedded usage rights. This enables automated licensing, transparent provenance tracking, and new markets for IP across industries such as entertainment, AI, robotics, and beyond. By bridging the gap between outdated legal frameworks and the needs of the AI era, Story is laying the foundation for $IP’s evolution into an internet-native asset class, fostering a more open and equitable creative economy.
For more information, visit story.foundation.
Forward-Looking Statements
This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "aims," "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "intends," "may," "plans," "possible," "potential," "seeks," "will," and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, but are not limited to, the expected timing of the Company’s ticker symbol change, any expected benefits of the Company’s rebranding strategy, the Company’s plans with respect to any potential reverse stock split and the timing or expected impact thereof, the Company’s accretive organic growth initiatives and plans for any strategic partnerships or opportunistic acquisitions, the Company’s opportunities to participate in the Story Network, statements regarding the market price of $IP relative to the Company’s valuation and stock price, and the Company’s ability to accelerate its growth trajectory and potential to drive long-term value.
Any forward-looking statements in this press release are based on IP Strategy’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s digital asset treasury strategy, the value of $IP, the legal, commercial, regulatory and technical uncertainty regarding digital assets generally, the treatment of crypto assets for U.S. and foreign tax purposes, expectations with respect to future performance, growth and anticipated acquisitions, that the Company’s stock price may be highly correlated to the price of the digital assets that it holds, the stability or demand of the Story Network, the ability of the Company to execute on its treasury reserve plans, the Company’s yield and capital management strategies and $IP’s potential. These and other risks concerning IP Strategy’s programs and operations are described in additional detail in its registration statement on Form S-1 filed with the SEC on August 26, 2025, its latest annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, and any other subsequent filings with the SEC, as well as the supplemental risk factors included in Addendum A to the form of Subscription Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2025. IP Strategy explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.
Investor Contact
(800) 595-3550
ir@ipstrategy.co